UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2019

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”), has approved and declared a reverse stock split of all its outstanding common stock at a ratio of 9-for-10 shares, and PetVivo common stock will begin trading on a split-adjusted basis on November 22, 2019 under its new CUSIP number 716817309. Under Nevada law, no shareholder approval is needed for this reverse stock split.

Pursuant to this reverse stock split, each ten (10) shares of PetVivo’s outstanding common stock, $.001 par value per share, will be combined and converted into nine (9) post-split outstanding shares of common stock, $.001 par value per share.

This reverse stock split will affect all PetVivo shareholders uniformly and accordingly will not alter any shareholder’s percentage interest or ownership of PetVivo equity. Any fractional shares resulting from this reverse split ratio will be rounded up to the next whole number of shares. As a result of this reverse stock split, PetVivo’s outstanding common shares will be reduced to 22,477,067 shares plus whatever minimal shares are issued to account for fractional shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: November 22, 2019	By:	/s/ John Lai
	Name:	John Lai
	Title:	CEO